Exhibit 99.2

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Introduction

The following represents the unaudited pro forma condensed consolidated balance sheet of NGL Energy Partners LP (“we”, “us”, “our”, “NGL”, or the “Partnership”) as of September 30, 2015 and the unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2015 and the six months ended September 30, 2015. The accompanying unaudited pro forma condensed consolidated financial statements give pro forma effect to the sale on February 1, 2016 of our general partner interest in TransMontaigne Partners L.P. (“TLP”), including the related incentive distribution rights. The unaudited pro forma condensed consolidated balance sheet gives pro forma effect to this transaction as if it had occurred on September 30, 2015. The unaudited pro forma condensed consolidated statements of operations give pro forma effect to this transaction as if it had occurred on July 1, 2014, which is the date we acquired our general and limited partner interests in TLP.

These unaudited pro forma condensed consolidated financial statements have been derived from our historical consolidated financial statements, which are included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2015 and our Annual Report on Form 10-K for the year ended March 31, 2015. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes thereto.

The following unaudited pro forma condensed consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results that actually would have been achieved if the transaction described above had occurred on the dates indicated. Moreover, the accompanying unaudited pro forma condensed consolidated financial statements do not project NGL’s results of operations for any future date or period.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2015

(U.S. Dollars in Thousands)

		Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,053	$350,000	(A)	$34,762
		(344,500	)(B)
		(791	)(C)
Accounts receivable—trade, net	712,025	(3,074	)(C)	708,951
Accounts receivable—affiliates	6,345	(679	)(C)	7,577
		1,911	(D)
Inventories	408,374	(1,250	)(C)	407,124
Prepaid expenses and other current assets	120,122	(858	)(C)	119,264
Total current assets	1,276,919	759		1,277,678

PROPERTY, PLANT AND EQUIPMENT, net	1,845,112	(477,357	)(C)	1,323,196
		(44,559	)(E)
GOODWILL	1,490,928	(30,169	)(C)	1,460,759
INTANGIBLE ASSETS, net	1,231,192	(61,696	)(C)	1,169,496
INVESTMENTS IN UNCONSOLIDATED ENTITIES	473,239	(255,757	)(C)	226,615
		9,133	(F)
LOAN RECEIVABLE—AFFILIATE	23,775	—		23,775
OTHER NONCURRENT ASSETS	108,672	(968	)(C)	152,263
		44,559	(E)
Total assets	$6,449,837	$(816,055)		$5,633,782

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable—trade	$568,523	$(6,760	)(C)	$561,763
Accounts payable—affiliates	18,794	(121	)(C)	18,673
Accrued expenses and other payables	164,433	(7,054	)(C)	162,629
		5,250	(G)
Advance payments received from customers	96,380	(151	)(C)	96,229
Deferred gain on sale of assets	—	28,553	(H)	28,553
Current maturities of long-term debt	4,040	—		4,040
Total current liabilities	852,170	19,717		871,887

LONG-TERM DEBT, net of current maturities	3,093,694	(344,500	)(B)	2,499,594
		(249,600	)(C)
DEFERRED GAIN ON SALE OF ASSETS	—	161,958	(H)	161,958
OTHER NONCURRENT LIABILITIES	17,679	(3,441	)(C)	14,238

COMMITMENTS AND CONTINGENCIES

EQUITY:
General partner, representing a 0.1% interest	(34,380)	121	(I)	(34,259)
Limited partners, representing a 99.9% interest	1,976,663	120,405	(I)	2,097,068
Accumulated other comprehensive loss	(136)	—		(136)
Noncontrolling interests	544,147	(520,715	)(C)	23,432
Total equity	2,486,294	(400,189)		2,086,105
Total liabilities and equity	$6,449,837	$(816,055)		$5,633,782

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended March 31, 2015

(U.S. Dollars in Thousands)

		Pro Forma
	Historical	Adjustments		Pro Forma

REVENUES	$16,802,057	$(74,603	)(J)	$16,727,454

COST OF SALES	15,958,207	35,944	(K)	15,994,151

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	562,790	(63,191	)(J)	499,599
Depreciation and amortization	193,949	(28,662	)(J)	165,287
Operating Income	87,111	(18,694)		68,417

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	12,103	(5,463	)(J)	9,990
		3,350	(L)
Interest expense	(110,123)	5,255	(J)	(99,158)
		5,710	(M)
Other income, net	37,171	(4	)(J)	37,167
Income Before Income Taxes	26,262	(9,846)		16,416

INCOME TAX BENEFIT	3,622	96	(J)	3,718

Net Income	29,884	(9,750)		20,134

LESS: NET INCOME ALLOCATED TO GENERAL PARTNER	(45,679)	(1	)(N)	(45,680)

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(13,223)	10,855	(J)	(2,368)

NET LOSS ALLOCATED TO LIMITED PARTNERS	$(29,018)	$1,104		$(27,914)

BASIC AND DILUTED LOSS PER COMMON UNIT	$(0.29)			$(0.28)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	86,359,300			86,359,300

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the six months ended September 30, 2015

(U.S. Dollars in Thousands)

		Pro Forma
	Historical	Adjustments		Pro Forma

REVENUES	$6,731,664	$(55,749	)(J)	$6,675,915

COST OF SALES	6,328,377	18,080	(K)	6,346,457

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	301,178	(42,234	)(J)	258,944
Depreciation and amortization	116,592	(23,521	)(J)	93,071
Operating Loss	(14,483)	(8,074)		(22,557)

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	11,150	(8,278	)(J)	6,042
		3,170	(L)
Interest expense	(62,373)	4,310	(J)	(54,256)
		3,807	(M)
Other income, net	780	(8	)(J)	772
Loss Before Income Taxes	(64,926)	(5,073)		(69,999)

INCOME TAX BENEFIT	2,248	62	(J)	2,310

Net Loss	(62,678)	(5,011)		(67,689)

LESS: NET INCOME ALLOCATED TO GENERAL PARTNER	(31,525)	(2	)(N)	(31,527)

LESS: NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(6,766)	6,792	(J)	26

NET LOSS ALLOCATED TO LIMITED PARTNERS	$(100,969)	$1,779		$(99,190)

BASIC AND DILUTED LOSS PER COMMON UNIT	$(0.97)			$(0.95)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	104,542,427			104,542,427

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 — Basis of Presentation

See “— Introduction” for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements.

Note 2 — Pro Forma Adjustments

Our unaudited pro forma condensed consolidated financial statements reflect the impact of the following pro forma adjustments:

(A)       Reflects the cash proceeds received from the sale of the general partner interest in TLP.

(B)       Reflects the use of the proceeds received from the sale of the general partner interest in TLP (net of certain related costs) to reduce the balance outstanding on our revolving credit facility.

(C)       Subsequent to the sale of our general partner interest in TLP, we expect to deconsolidate TLP and to record our remaining 19.6% limited partner interest in TLP as an equity method investment. This pro forma adjustment reflects the removal of TLP’s assets and liabilities from our balance sheet upon deconsolidation of TLP. The pro forma reduction to goodwill reflects the value of goodwill attributed to TLP as of the date we acquired TLP. We have not yet completed our analysis of the amount of goodwill to allocate to TLP as of the date we sold TLP, and as a result the amount of goodwill shown being removed from the pro forma balance sheet is subject to change.

(D)       At September 30, 2015, we had an intercompany receivable from TLP that we eliminated in our historical consolidated balance sheet. This pro forma adjustment presents the intercompany receivable from TLP as a receivable from an affiliated entity.

(E)        We own certain tank bottoms, which are refined products and renewables that are required for the operation of storage tanks. Upon deconsolidation of TLP, we will reclassify these tank bottoms from property, plant and equipment to other noncurrent assets, in accordance with our historical accounting policies.

(F)         Represents the allocated net book value of our limited partner interest in TLP, reported as an equity method investment.

(G)       Reflects certain fees payable upon successful completion of the sale of the general partner interest in TLP.

(H)      As part of the sale of the general partner interest in TLP, we entered into two agreements under which we committed to pay certain minimum fees for continued usage of TLP’s terminals. We expect to defer recognition of the gain on sale of the general partner interest in TLP to the extent of our minimum commitments to TLP under these agreements.

(I)           Represents the pro forma gain on the sale of the general partner interest in TLP, calculated using September 30, 2015 asset and liability values. The actual gain recorded upon completion of the transaction will differ from the pro forma gain reflected in the pro forma condensed consolidated balance sheet. This amount does not include the portion of the gain that will be deferred at closing and recognized over the terms of certain terminalling service agreements with TLP.

(J)           Represents pro forma adjustments to remove revenues and expenses directly attributable to TLP from the pro forma statements of operations. We did not give pro forma effect in the accompanying pro forma statements of operations to any potential reductions in indirect general and administrative expenses subsequent to the sale of our general partner interest in TLP. We also did not give pro forma effect in the accompanying pro forma statements of operations to the gain on the sale of the general partner interest in TLP.

(K)       Represents expense associated with services TLP provided to us. This expense was eliminated in consolidation in our historical statements of operations.

(L)        Represents pro forma equity in earnings associated with our 19.6% limited partner interest in TLP, as if this limited partner interest in TLP had been accounted for as an equity method investment during the periods presented. This pro forma adjustment does not take into consideration the impact of differences in depreciation expense resulting from the fact that we would have had a lower basis in TLP’s assets than TLP’s basis in those assets. If this had been taken into consideration, pro forma equity in earnings would have been higher than what is currently shown in the accompanying pro forma statements of operations.

(M)    Represents a pro forma reduction in interest expense resulting from our use of the net proceeds from the sale of the general partner interest in TLP to reduce the balance outstanding on our revolving credit facility, calculated using the 2.21% interest rate in effect on the revolving credit facility at September 30, 2015. A change of 0.125% in the assumed interest rate would change the pro forma adjustment by $0.2 million for the six months ended September 30, 2015 and by $0.3 million for the year ended March 31, 2015.

(N)       Reflects our general partner’s interest in the pro forma adjustments.

Note 3 — Earnings per Unit

Our income for financial statement presentation purposes is allocated to our general partner and limited partners in accordance with their respective ownership interests, and in accordance with our partnership agreement after giving effect to priority income allocations for incentive distributions to our general partner, the holders of the incentive distribution rights pursuant to our partnership agreement. These incentive distributions result in less income allocable to the common unitholders.

For purposes of computing pro forma basic and diluted income per common and subordinated unit, we have used the actual incentive distributions paid to the general partner during the periods presented. To the extent distributions differ from earnings, the difference is allocated to our general partner and limited partners based on their respective ownership interests.

The pro forma earnings per unit have been computed based on earnings or losses allocated to the limited partners after deducting the total earnings allocated to the general partner. The pro forma basic and diluted earnings per unit are equal, as there were no dilutive units during the year ended March 31, 2015 or the six months ended September 30, 2015.

Losses per unit are computed as follows (amounts in thousands, except unit and per unit information):

	Year Ended		Six Months Ended
	March 31, 2015		September 30, 2015
	Historical	Pro Forma	Historical	Pro Forma

Income (loss) attribtuable to parent equity	$16,661	$17,766	$(69,444)	$(67,663)

Income allocated to general partner	(45,679)	(45,680)	(31,525)	(31,527)

Loss allocated to limited partners -	$(29,018)	$(27,914)	$(100,969)	$(99,190)
Common unitholders	$(25,005)	$(23,901)	$(100,969)	$(99,190)
Subordinated unitholders	$(4,013)	$(4,013)	$—	$—

Basic and diluted loss per common unit	$(0.29)	$(0.28)	$(0.97)	$(0.95)

Weighted average common units ourstanding	86,359,300	86,359,300	104,542,427	104,542,427

Note 4 — Long-Term Debt

Our long-term debt as of September 30, 2015 is as follows (in thousands):

	Historical	Pro Forma

Expansion capital facility	$1,083,000	$738,500
Working capital facility	656,000	656,000
Notes due 2019	400,000	400,000
Notes due 2021	450,000	450,000
Notes due 2022	250,000	250,000
TLP credit facility	249,600	—
Other long-term debt	9,134	9,134
	3,097,734	2,503,634
Less: Current maturities	4,040	4,040
Long-term debt	$3,093,694	$2,499,594